Exhibit 10.1

AMENDMENT TO FORWARD SHARE PURCHASE AGREEMENT

This Amendment to Forward Share Purchase Agreement (this “Amendment”) is entered into as of October 2, 2019, by and between GigCapital, Inc., a Delaware corporation (the “Company”), and Kepos Alpha Fund L.P., a Cayman Islands limited partnership (“KAF”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Recitals

WHEREAS, the Company and KAF desire to amend the Forward Stock Purchase Agreement (the “Purchase Agreement”), dated October 1, 2019, as provided below.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.    Amendment to Purchase Agreement. Section 5.b. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Option to Purchase Additional Rights. The Company hereby acknowledges that nothing in this Purchase Agreement shall prohibit KAF from purchasing up to an additional 3,750,000 Rights (the “Additional Rights”) after October 1, 2019 and prior to the closing of the Business Combination. Any such Additional Rights shall convert into additional Shares (the “Additional Shares”) upon the Business Combination. KAF’s Additional Shares shall be purchased by the Company in accordance with Section 1.”

2.    Effect of Amendment. Except as specifically set forth in this Amendment, all the terms, conditions and covenants set forth in the Purchase Agreement shall remain unmodified and in full force and effect and are ratified in all respects.

3.    General Provisions.

a.    After the effective date of this Amendment, any reference to the Purchase Agreement shall mean the Purchase Agreement as supplemented by this Amendment. Notwithstanding anything to the contrary in the Purchase Agreement, in the event of a conflict between the terms and conditions of this Amendment and those contained within the Purchase Agreement, the terms and conditions of this Amendment shall prevail.

b.    By signing below, each of the signatories hereto represent that they have the authority to execute this Amendment and to bind the party on whose behalf this Amendment is executed.

c.    This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

KAF:
Kepos Alpha Fund L.P.
By: Kepos Capital LP, its Investment Manager

By:	/s/ Simon Raykher
Name:	Simon Raykher
Title:	Authorized Person

Address for Notices: c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York NY 10036

COMPANY:
GigCapital, Inc.

By:	/s/ Avi S. Katz
Name:	Dr. Avi Katz
Title:	Executive Chairman of the Board, President & CEO

[Signature Page to Amendment to Forward Purchase Agreement]